Exhibit 23.2

The Board of Directors and Stockholders
Orrstown Financial Services, Inc.


We consent to the use of our report, dated January 31, 2000, on our audits of the financial statements of Orrstown Financial Services, Inc. incorporated by reference to the Registration Statement on Form S-3, and to the reference to our firm under the heading "Experts" in the Prospectus, in connection with the Employee Stock Purchase Plan for Orrstown Financial Services, Inc.


/s/ SMITH ELLIOTT KEARNS & COMPANY, LLC


Chambersburg, Pennsylvania
March 28, 2000